Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-72788 of U.S.B. Holding Co., Inc. (the "Company") on Form S-3 and Registration Statement Nos. 333-56169, 333-43797, 333-27451, 33-80678 and
2-90674 on Forms S-8 of our report dated January 28, 1999 incorporated by reference in the Company's 1998 Annual Report on Form 10-K and appearing in the Company's 1998 Annual Report to Shareholders.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Stamford, Connecticut
March 30, 1999